Exhibit 1.1

TIER REIT, INC.

SHARES OF COMMON STOCK

CONTROLLED EQUITY OFFERING

SALES AGREEMENT

November 5, 2018

ROBERT W. BAIRD & CO. INCORPORATED

1717 K Street NW, Suite 910

Washington, D.C. 20007

Ladies and Gentlemen:

TIER REIT, Inc., a Maryland corporation (the “Company”), and Tier Operating Partnership LP, a Texas limited partnership and the Company’s operating partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with Robert W. Baird & Co. Incorporated (the “Agent”), as follows:

1.                                      Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, up to $87,011,626.90 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through or to the Agent such number or dollar amount of Shares that would (a) exceed the number or dollar amount of Shares registered on the Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock less any shares of Common Stock issuable upon the exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital or (c) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. The issuance and sale of Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company, which Registration Statement became effective upon filing with the Securities and Exchange Commission (the “Commission”) on August 24, 2016 under Rule 462(e) of the Securities Act (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company and the Operating Partnership have also entered into sales agreements, dated as of August 8, 2018 and amended on the date hereof (the “Other Sales Agreements”), with each of Jefferies LLC, BMO Capital Markets Corp., JMP Securities LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities,

LLC (collectively, the “Alternative Agents”) for the issuance and sale from time to time to or through the Alternative Agents of up to $125,000,000 of shares of Common Stock on the terms set forth in the Other Sales Agreements.  As of the date hereof, an aggregate of $37,988,373.10 of shares of Common Stock have been sold under the Other Sales Agreements, and an aggregate of up to $87,011,626.90 of Shares of Common Stock may be sold under this Agreement and the Other Sales Agreements.  The Agent and the Alternative Agents are collectively referred to herein as the “Agents.”  This Agreement and the Other Sales Agreements are collectively referred to herein as the “Sales Agreements.”

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a Registration Statement on Form S-3ASR (File No. 333-213285), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such Registration Statement. The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such Registration Statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such Registration Statement, on each date and time that such Registration Statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such Registration Statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  The Prospectus, together with any “issuer free writing prospectus” (a “Free Writing Prospectus”), as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), and the public offering price of such Shares as of the relevant Applicable Time, is herein called the “Disclosure Package.” The Company may file one or more additional Registration Statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Shares.  Any reference herein to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

2.                                      Placements. Each time that the Company wishes to issue and sell the Shares through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3 attached hereto. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and Agent shall not be obligated to offer or sell any Shares, (i) during the 14 calendar days prior to the first date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in the paragraph immediately following this paragraph, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and Agent, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to Agent (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Agent, and obtain the consent of Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide Agent with the officers’ certificate, opinions/letters of counsel and Comfort Letter called for by Sections 7(n), (o) and (p) hereof; respectively, (iii) afford Agent the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission.  The provisions of clause (ii) of the immediately preceding paragraph shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and Comfort Letter pursuant to this paragraph shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and Comfort Letters as provided in Section 7 hereof and (B) other than as set forth in this paragraph, this paragraph shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of the immediately preceding paragraph, which shall have independent application.

The Agent shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent agree as set forth below.  Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principals shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a separate terms agreement (each, a “Terms Agreement”).  The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company and the Operating Partnership, and performance by each of the Company and the Operating Partnership of its respective covenants and other obligations, contained herein (including without limitation the indemnification and contributions provisions set forth in Section 9 hereof) and shall be subject to the terms and conditions set forth herein and in the Terms Agreement.  At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions/letters of counsel and Comfort Letter called for by Sections 7(n), (o) and (p) hereof, respectively.

3.                                      Sale of Placement Shares by the Agent. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the prices at which such Placement Shares were sold, the gross proceeds from such sales, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through the Exchange or any other existing trading market for the shares of Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which Common Stock is listed or quoted.

4.                                      Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2, as such Schedule may be amended from time to time.

5.                                      Settlement.

(a)                                 Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is required by Rule 15c6-1(a) of the Exchange Act or industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price tendered to the Agent for the sale of Placement Shares, after deduction for (i) the Agent’s compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(h) (Expenses) hereof, and (iii) any transaction fees imposed in respect of such sales by any federal, state, local or foreign governmental or regulatory commission, board, authority, agency, court, administrative or other governmental body having jurisdiction over the Company (each, a “Governmental Entity” and collectively, the “Governmental Entities”).

(b)                                 Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) below, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c)                                  One Agent.  The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through only one of the Agents on any single given day and the Company shall in no event request that more than one Agent offer or sell Shares on the same day.

(d)                                 Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or amount of gross sales proceeds of Placement Shares sold pursuant to the Sales Agreements would exceed the lesser of (A) together with all sales of Placement Shares under the Sales Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under the Sales Agreements by the Company’s board of directors, a duly authorized committee thereof or a duly authorized pricing committee or officer, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to the Sales Agreements at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized pricing committee or officer, and notified to the Agent in writing.

6.                                      Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, the Agent that as of the date of this Agreement and as of each Applicable Time (as defined in Section 20(a)):

(a)                                 The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby.  The Company satisfies the pre-1992 eligibility requirements for the use of a Registration Statement on Form S-3 in connection with this offering (the pre-1992 eligibility requirements for the use of the Registration Statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of at least 36 months). The Company is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163 under the Securities Act, (D) as of the date hereof and (E) as of each Applicable Time, the Company was or is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act).  The Registration Statement is an “automatic shelf Registration Statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf Registration Statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of any Registration Statement that is an automatic shelf Registration Statement. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)                                 Following its effectiveness, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(c)                                  Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(d)                                 The Company has delivered to the Agent one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Agent has reasonably requested, provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR. The Prospectus delivered to the Agent for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) of the Securities Act, as the case may be, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to the Agent furnished to the Company in writing by the Agent expressly for inclusion in any of the aforementioned documents.  The Company hereby acknowledges that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement, Disclosure Package or the Prospectus or any Free Writing Prospectus (or any amendment or supplement thereto) is the information in (i) the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus and (ii) the Agent’s name (collectively, the “Agent Information”).

(f)                                   The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, and at each Representation Date, as the case may be, complied and will comply in all material respects with the requirements of the Securities Act. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, and at each Representation Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that the foregoing representations and warranties of this Section 6(f) shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company which is Agent Information.

(g)                                  The documents incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed under the Exchange Act, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Further, no such documents, at the time they were filed (or, if an amendment thereto, at the time such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h)                                 Each issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Disclosure Package or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any issuer Free Writing Prospectus based upon and in conformity with the Agent Information.

(i)                                     The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board.

(j)                                    The financial statements included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, Disclosure Package or the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. No historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, Disclosure Package or the Prospectus under the Securities Act that have not been so included or incorporated by reference. All disclosures contained in the Registration Statement, Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k)                                 Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business operations, assets, prospects, stockholders’ equity or results of operations of the Company, the Operating Partnership and any Subsidiary thereof considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company, the Operating Partnership or any such Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise.

(l)                                     The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Texas and has the partnership power and partnership authority under the Third Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP, dated August 31, 2012, and any amendments, addenda or supplements thereto (as supplemented and amended, the “Partnership Agreement”), of the Operating Partnership and the Texas Business Organizations Code to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, Disclosure Package, the Prospectus and the Partnership Agreement and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect.

(m)                             The Operating Partnership is the Company’s only “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X). Each Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable as applicable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(n)                                 The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or the Other Sales Agreements, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, Disclosure Package and the Prospectus or pursuant to the exercise, redemption or exchange of convertible or exchangeable securities or options referred to in the Registration Statement, Disclosure Package and the Prospectus). The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding units of limited partnership of the Operating Partnership (“OP Units”) in accordance with the Partnership Agreement.

(o)                                 This Agreement and the transactions contemplated hereby have been duly authorized by the Company and the Operating Partnership, and this Agreement has been executed and delivered by the Company and the Operating Partnership.

(p)                                 The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, Disclosure Package and the Prospectus. No holder of the Common Stock will be subject to personal liability by reason of being such a holder.

(q)                                 All issued and outstanding OP Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance in all material respects with applicable laws and are owned by the Company either directly or through wholly-owned subsidiaries, or limited partners of the Operating Partnership. Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, all OP Units owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(r)                                    Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Securities Act.

(s)                                   Neither the Company nor the Operating Partnership or any Subsidiary thereof is (A) in violation of its partnership agreement, charter, certificate of formation, operating agreement, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any such Subsidiary is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company, the Operating Partnership or any such Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity having jurisdiction over the Company, the Operating Partnership or any such Subsidiary or any of their respective properties, assets or operations, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and in the Prospectus (including, without limitation, the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Operating Partnership and the Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the partnership agreement, charter, bylaws or similar organizational document of the Company or any of its Subsidiaries (including, without limitation, the Partnership Agreement) or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of clause (ii), for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any mortgage, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

(t)                                    Except as disclosed in the Registration Statement, Disclosure Package and in the Prospectus, no labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of their or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(u)                                 Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their Subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, or the performance by the Company or the Operating Partnership of their obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary thereof is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, if adversely determined to the Company or the Operating Partnership, reasonably be expected to result in a Material Adverse Effect.

(v)                                 There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(w)                               Commencing with its taxable year ended December 31, 2009, the Company has been, and upon the sale of the Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation, including as described in the Registration

Statement and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Commencing with its taxable year ended December 31, 2009, the Operating Partnership has been, and immediately following the sale of the Shares, the Operating Partnership will continue to be taxed as a partnership or disregarded entity for federal income tax purposes and its present and proposed method of operation, including as described in the Registration Statement and the Prospectus, will enable it to continue to be taxed as a partnership or disregarded entity for federal income tax purposes.

(x)                                 No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or the Operating Partnership of its obligations hereunder in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act, the rules of the New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(y)                                 The Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor the Operating Partnership or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(z)                                  The Company, the Operating Partnership, the Subsidiaries and any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and insurable title to all real property owned by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, Disclosure Package and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, any Subsidiary or the applicable joint venture or would otherwise not have a Material Adverse Effect. Except as would not have a Material Adverse Effect or as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the properties of any of the Company, the Operating Partnership or any Subsidiary complies with all applicable codes and zoning laws and regulations; and none of the Company, the Operating Partnership or any Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership or any Subsidiary.  Except as would not have a Material Adverse Effect or as disclosed in the Registration Statement, Disclosure Package and the Prospectus, all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Registration Statement, Disclosure Package and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. Except as described in the Registration Statement, Disclosure Package and the Prospectus or as would not result singly or in the aggregate in a Material Adverse Effect, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease.

(aa)                          Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property, (B) the cost of construction of such property (measured at the time of such construction) or (C) the amount of outstanding indebtedness on such property, except, in each case, as disclosed in the Registration Statement, Disclosure Package and the Prospectus or where the failure to mention such title insurance would not have a Material Adverse Effect.

(bb)                          Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, Disclosure Package and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or any Subsidiary hold a participating interest therein, (B) are not cross-defaulted to any indebtedness other than indebtedness of the Company or any Subsidiary and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any Subsidiary.  Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus or as would not result in a Material Adverse Effect, none of the Company, the Operating Partnership or any Subsidiary has received notice that its respective lenders do not intend to extend the terms of any of the loans encumbering its properties pursuant to the terms thereof.

(cc)                            Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the real property of the Company, the Operating Partnership and any Subsidiary is free of structural defects and all building systems contained therein are in good working order, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) each of the operating properties of the Company, the Operating Partnership and any Subsidiary has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such

Property for its intended uses, (b) all public utilities necessary or convenient to the full use and enjoyment of each of such properties is located either in the public right-of-way abutting such property (which are connected so as to serve such property without passing over other property) or in recorded easements serving such property, and (c) all roads necessary for the use of each of such properties for its current purpose have been completed and dedicated to public use and accepted by all applicable Governmental Entities.

(dd)                          Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor the Operating Partnership or any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(ee)                            Except as described in the Registration Statement, Disclosure Package and the Prospectus or as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any Subsidiary, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company, the Operating Partnership or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

(ff)                              The Company, the Operating Partnership and the Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded entries for accounting purposes for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the internal control over financial reporting (whether or not remediated) of the Company and its consolidated Subsidiaries, the Operating Partnership and the Subsidiaries and (2) no change in the internal control over financial reporting of the Company and its consolidated Subsidiaries, that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its consolidated Subsidiaries. The Company and its consolidated Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(gg)                            Except as disclosed in the Registration Statement and the Prospectus, all United States federal income tax returns of the Company, the Operating Partnership and the Subsidiaries required by law to be filed have been filed or timely extended and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been established in accordance with GAAP. The Company, the Operating Partnership and the Subsidiaries have filed or have timely extended to file all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted in writing against the Company or any Subsidiary, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(hh)                          The Company, the Operating Partnership and the Subsidiaries carry or are entitled to the benefits of insurance, with licensed insurers, in such amounts and covering such risks as is customary for companies engaged in the same or similar business, and all such insurance is in full force and effect except as disclosed in the Registration Statement, Disclosure Package and the Prospectus or as would not have a Material Adverse Effect. The Company and the Operating Partnership have no reason to believe that the Company, the Operating Partnership or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain similar coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company, the Operating Partnership and the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied, except for any denials that would not result in a Material Adverse Effect.

(ii)                                  Neither the Company, nor the Operating Partnership is required, or upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(jj)                                Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which has constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(kk)                          None of the Company, the Operating Partnership and the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and such other applicable anti-bribery laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)                                  The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating

Partnership or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm)                  None of the Company, the Operating Partnership or any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) nor is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Crimea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or other person, for the purpose of facilitating or financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any Sanctioned Country.

(nn)                          Any statistical and market-related data included in the Registration Statement, Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(oo)                          Except for the Sales Agreements, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares.

(pp)                          The application of the proceeds received by the Company from the issuance, sale and delivery of the Placement Shares as described in the Registration Statement, Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)                          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)                                As of each date on which a Placement Notice is given and each date during the period in which sales are requested to be made under a Placement Notice, the shares of Common Stock are “actively-traded securities” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

7.                                      Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with the Agent that:

(a)                                 Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (in all cases, except for documents incorporated by reference or any amendment, supplement or comment letter relating solely to the issuance or offering of securities other than the Shares), (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected in writing thereto (provided however, that (i) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and (ii) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if such filing does not name the Agent or specifically discuss the Placement Shares as contemplated hereby) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference or any amendment or supplement relating solely to the issuance or offering of securities other than the Shares, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)                                 Notice of Commission Stop Orders. Promptly after it receives notice or obtains knowledge thereof, the Company will advise the Agent of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)                                  Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the

Securities Act or similar rule), the Company will comply in all material respects with the requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Disclosure Package or Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, Disclosure Package or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement, or file a free writing prospectus applicable to, the Registration Statement, Disclosure Package or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)                                 Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and will cooperate with the Agent to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)                                  Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange.

(f)                                   Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available to the Agent or the public on EDGAR.

(g)                                  Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(h)                                 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares to the Agent, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (iv) the printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto, and of the Sales Agreements, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, and (vi) filing fees and expenses, if any, of the Commission and FINRA, Corporate Financing Department. If an aggregate sales price of Shares of at least $25,000,000 have not been offered and sold under the Sales Agreements prior to June 30, 2020 (or such earlier date as of when this Agreement and each Other Sales Agreement has been terminated by the Company), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents incurred in connection with Sales Agreements, subject to a maximum reimbursement of $100,000 (collectively, the “Expenses”).  The Agents shall be solely responsible for allocating any Expenses reimbursed pursuant to the immediately preceding sentence of this Section 7(h) among themselves.

(i)                                     Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(j)                                    Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Agent notice as promptly as reasonably practicable before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of the Sales Agreements) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of shares of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan or employee stock purchase plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agent in advance, (iv) the issuance of any shares of Common Stock issuable upon the redemption of outstanding OP Units in accordance with the Partnership Agreement and (v) the issuance or sale of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to an underwritten public offering.

(k)                                 Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company tenders a Placement Notice, or sells Placement Shares, advise the Agent as promptly as reasonably practicable prior to the delivery of such Placement Notice, of any information or fact of which it becomes aware or with respect to which it has received notice that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement.

(l)                                     Due Diligence Cooperation. The Company and the Operating Partnership will cooperate with any commercially reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, upon reasonable notice during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(m)                             Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act or the Exchange Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, disclose in its Quarterly Reports on Form 10-Q and/or Annual Reports on Form 10-K, which prospectus supplement or Forms 10-Q and/or 10-K will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of any such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(n)                                 Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(m) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement, Disclosure Package or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company and the Operating Partnership shall furnish the Agent and the Alternative Agents with a certificate, in the form attached hereto as Exhibit 7(n) within three (3) New York Stock Exchange Trading Days of any Representation Date if requested by the Agent. The requirement to provide a certificate under this Section 7(n) is hereby waived for any Representation Date occurring at a time at which no Placement Notice is pending hereunder or to any Alternative Agent under any of the Other Sales Agreements, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder or to any Alternative Agent under any of the Other Sales Agreements (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent and the Alternative Agents with a certificate under this Section 7(n), then before the Company delivers the Placement Notice to the Agent or any Alternative Agent or the Agent or any Alternative Agent sells any Placement Shares, the Company and the Operating Partnership shall provide the Agent and the Alternative Agents with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice.

(o)                                 Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to the Agent and the Alternative Agents written opinions of Goodwin Procter LLP (“Company Counsel”), or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(o)(1), Exhibit 7(o)(2), Exhibit(o)(3) and Exhibit(o)(4), modified, as necessary, to relate to the Registration Statement, the Disclosure Package and the Prospectus as then amended or supplemented; provided however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agent and the Alternative Agents with a letter (a “Reliance Letter”) to the effect that the Agent and the Alternative Agents may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended or supplemented at such Representation Date).

(p)                                 Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement, Disclosure Package or the Prospectus) to furnish the Agent and the Alternative Agents letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(q)                                 Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to the applicable Sales Agreements, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to the Sales Agreements other than the Agent or the Alternative Agents.

(r)                                    Insurance. The Company and the Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is commercially reasonable and customary for companies engaged in similar businesses in similar industries, except where the failure to maintain could not reasonably be expected to have a Material Adverse Effect.

(s)                                   Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(t)                                    REIT Treatment. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2018, and the Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code unless and until the Company’s board of directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to be so qualified.

(u)                                 Investment Company Act. The Company is familiar with the 1940 Act and will in the future use its commercially reasonable efforts to ensure that the Company and the Operating Partnership will not be an “investment company” within the meaning of the 1940 Act.

(v)                                 Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(w)                               No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Agent as principal or agent hereunder unless such free writing prospectus is used by the Agent and is not required to be filed with the Commission.

(x)                                 Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared. The Company and the Subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(y)                                 Transfer Agent.  The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(z)                                  Notice of Loss of Exemption.  (i) Prior to 8:15 a.m., New York City time, on (A) the date on which a Placement Notice is given and (B) each date during the period in which sales are requested to be made under a Placement Notice and (ii) on or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data for the immediately preceding trading day provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agent.  If, upon calculating the average daily trading volume of the Common Stock on any date set forth in the immediately preceding sentence, the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall notify the Agents prior to 8:30 a.m., New York City time, on such date and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.

8.                                      Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)                                 Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)                                 No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other Governmental Entity during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, Disclosure Package or the Prospectus; (ii) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, Disclosure Package or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Disclosure Package, related Prospectus or such documents so that, in the case of the Registration Statement or the Disclosure Package, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  No Misstatement or Material Omission. The Registration Statement, Disclosure Package and Prospectus, and any amendment or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)                                 Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s or the Operating Partnership’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s or the Operating Partnership’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the judgment of the Agent (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)                                  Company Counsel Legal Opinion. The Agent and the Alternative Agents shall have received the opinions of Company Counsel required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f)                                   Agent Legal Counsel Opinion.  The Agent and the Alternative Agents shall have received from Latham & Watkins LLP, counsel for the Agent and the Alternative Agents, such opinion or opinions, on or before the date on which the delivery of the opinions of Company Counsel is required pursuant to Section 7(o), with respect to such matters as the Agent and the Alternative Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

(g)                                  Comfort Letter. The Agent and the Alternative Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such letter is required pursuant to Section 7(p).

(h)                                 Representation Certificate. The Agent and the Alternative Agents shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(i)                                     No Suspension. Trading in the Shares shall not have been suspended on the Exchange.

(j)                                    Other Materials. On each date on which the Company and the Operating Partnership are required to deliver a certificate pursuant to Section 7(n), the Company and the Operating Partnership shall have furnished to the Agent and the Alternative Agents such appropriate further information, certificates and documents as the Agent may have reasonably requested. All such opinions, certificates, letters and other documents shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents. The Company and the Operating Partnership shall have furnished the Agent and the Alternative Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall have reasonably requested.

(k)                                 Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)                                     Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m)                             No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).

9.                                      Indemnification and Contribution.

(a)                                 Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agent, the directors, officers, partners, employees and agents of the Agent and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with the Agent from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative expenses by any Governmental Entity, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus approved by the Company in accordance with Section 7(w) hereof prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, the Disclosure Package (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with the Agent Information. This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have.

(b)                                 Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors, each officer of the Company or the Operating Partnership that signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement and Disclosure Package (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), or any Free Writing Prospectus in reliance upon and in conformity with the Agent Information. This indemnity agreement will be in addition to any liability that the Agent might otherwise have.

(c)                                  Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the engagement of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact engaged counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 are unavailable or insufficient from the Company, the Operating Partnership or the Agent, the Company, the Operating Partnership and the Agent will contribute to the total losses, claims, liabilities, expenses and damages to which the Company, the Operating Partnership and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, on the other. The relative benefits received by the Company and the Operating Partnership on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement

Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or the Agent, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each director of the Company and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.                               Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent (or any of its directors, officers, partners, employees, agents, controlling persons or affiliates), or the Company or the Operating Partnership (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.                               Termination.

(a)           The Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred, that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder; (ii) the Company or the Operating Partnership shall have failed, refused or been unable to perform any material agreement on its part to be performed hereunder; or (iii) any other condition of the Agent’s obligations hereunder is not fulfilled; or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(b)           The Company and the Operating Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)           The Agent shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7 (h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(e)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.          Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention:	Syndicate Department
Facsimile:	(414) 298-7474 with a copy to the legal department

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071
Attention:	Julian T.H. Kleindorfer and Lewis W. Kneib
Facsimile:	(213) 891-8763

and if to the Company, shall be delivered to:

TIER REIT, Inc.
5950 Sherry Lane, Suite 700
Dallas, TX 75225
Attention:	Telisa Webb Schelin
Electronic mail:	tschelin@tierreit.com

with a copy to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:	John T. Haggerty and Scott C. Chase
Facsimile:	(617) 321-4413

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and the Agent and their respective successors and the affiliates, controlling persons, officers, directors, partners, employees and agents referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14.                               Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15.                               Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.                               Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.                               Waiver of Jury Trial. The Company, the Operating Partnership and the Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.                               Absence of Fiduciary Relationship. The Company and the Operating Partnership jointly and severally acknowledge and agree that:

(a)           The Agent has been retained solely to act as agent and/or principal in connection with the sale of the Shares that no fiduciary, advisory or agency relationship among the Company, the Operating Partnership and the Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company or the Operating Partnership on other matters;

(b)           each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           each of the Company and the Operating Partnership has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that the Agent has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)           each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against the Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.

19.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

20.          Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)           “Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Placement Notice is given, any date on which Placement Shares are sold hereunder and each Settlement Date, or such other time as agreed to by the Company and the Agent.

(b)           “GAAP” means United States generally accepted accounting principles, consistently applied.

(c)           “Subsidiary” means a corporation, partnership, limited liability company or other entity, which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership or one or more other Subsidiaries of the Company or the Operating Partnership.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and the Agent.

Very truly yours,

TIER REIT, INC.

By:	/s/ James E. Sharp
Name: James E. Sharp
Title: Chief Financial Officer and Treasurer

TIER OPERATING PARTNERSHIP LP

By: Tier GP, Inc., its general partner

By:	/s/ James E. Sharp
Name: James E. Sharp
Title: Chief Financial Officer and Treasurer

ACCEPTED as of the date first-above written:

ROBERT W. BAIRD & CO.
INCORPORATED

By:	/s/ Tim Stefanou
Name: Tim Stefanou
Title: Vice President

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:                                                               TIER REIT, Inc.

To:                                                                             Robert W. Baird & Co. Incorporated
Attention:  [•]

Subject: Controlled Equity OfferingSM — Placement Notice

Date:                                                                  [•], 201[8]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement among TIER REIT, Inc. (the “Company”), Tier Operating Partnership LP and Robert W. Baird & Co. Incorporated (“Baird”), dated November 5, 2018 (the “Agreement”), I hereby request on behalf of the Company that Baird sell up to [•] shares of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time].  [No more than [•] shares may be sold in any one day.](1)

(1)  If applicable

SCHEDULE 3

COMPENSATION

The Agent shall be paid compensation, in cash, equal to up to two percent (2.0%) of the gross proceeds from the sales of the Placement Shares sold pursuant to this Agreement.